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                          TRANSITION SERVICES AGREEMENT
                          -----------------------------

TRANSITION SERVICES AGREEMENT (this "Agreement") dated as of ______, 2004 by and between Resource America, Inc., a Delaware corporation ("RAI") and Atlas America, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of RAI ("Atlas").

                                    RECITALS

         WHEREAS, RAI owns, directly or indirectly, all of the issued and outstanding common stock, par value $0.01 per share, of Atlas;

         WHEREAS, RAI presently intends to spin-off in one or more transactions that collectively have the effect that all or a substantial part of the shares of RAI Common Stock are distributed to all or some of the stockholders of RAI in a tax-free transaction (the "Spin-Off");

         WHEREAS, prior to the Spin-Off, Atlas proposes to issue shares of its common stock in an initial public offering (the "IPO") registered under the Securities Act of 1933, as amended; and

         WHEREAS, upon completion of the IPO, certain RAI personnel which have heretofore provided services to Atlas will become employees of Atlas; and

         WHEREAS, the parties have requested that from and after the completion of the IPO, RAI continue to provide services to Atlas and Atlas personnel continue to provide services to RAI (either party, as such provider of transitional services, the "Service Provider" and either party, as such receiver of transitional services, the "Service Receiver").

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereto, meaning and intending to be bound hereby, agree as follows:

         Capitalized terms not otherwise defined herein have the meaning given to them in the Master Separation and Distribution Agreement of even date herewith between RAI and Atlas (the "Master Separation and Distribution Agreement").

                                    ARTICLE I
                                  FEES AND TERM

Section 1.01. Price and Payment. Any transitional services provided by Service Provider to Service Receiver pursuant to this Agreement shall be billed to Service Receiver on a cost basis (the "Services Fee"). The Services Fee shall be payable by Service Receiver to Service Provider in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. In addition to the Services Fee, Service Receiver shall promptly pay or reimburse Service Provider for any out-of-pocket payments, costs or expenses incurred in good faith associated with, or related to, the underlying transitional services provided by Service Provider hereunder.





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Section 1.02. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall end upon mutual agreement of the parties.

                                   ARTICLE II
                                    SERVICES

Section 2.01. Services. (a) Service Provider agrees to, or will cause one of its Subsidiaries to, provide such transitional services to Service Receiver and its Subsidiaries or Affiliates during the Term as Service Receiver shall request, consistent with past practice, including:

         (i)      cash management and debt service administration;

         (ii)     accounting and tax;

         (iii)    investor relations;

         (iv)     payroll and human resources administration;

         (v)      legal;

         (vi)     information technology;

         (vii)    data processing;

         (viii)   real estate management; and

         (viii)   other general administrative functions.

         (b) In addition, RAI shall administer insurance coverage on behalf of Atlas and its Subsidiaries and Affiliates under RAI's insurance policies against certain risks and in amounts consistent with past practice until the earlier of such time as Atlas acquires its own insurance coverage or the Spin-Off Date. To the extent any loss is incurred by Atlas and its Subsidiaries or Affiliates, such entity shall be responsible for the payment of any deductible amounts related thereto and any amounts in excess of applicable coverage limits. In the event that the "aggregate stop loss" deductible is exceeded in any insurance period, Atlas and its Subsidiaries and Affiliates, on one hand, and RAI and its Subsidiaries and Affiliates, on the other hand, shall be responsible for their pro rata portion of such deductible based upon the losses of such parties submitted to Service Provider's insurance carrier(s) in such period. To the extent that one party is allocated more than its pro rata portion of the such deductible due to the timing of losses submitted to RAI's insurance carrier(s), the other party shall promptly pay the first party an amount so that each party has been properly allocated its pro rata portion of the aggregate stop loss deductible.






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                                   ARTICLE III
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 3.01. Transitional Services. (a) In the absence of gross negligence or reckless or willful misconduct on Service Provider's part, and whether or not it is negligent, Service Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of or relating to any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the transitional services to Service Receiver.

         (b) Service Provider's liability for damages to Service Receiver for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including gross negligence or willful misconduct, shall be limited to the Services Fee.

Section 3.02. Indemnity by Service Receiver. (a) Service Receiver shall indemnify, defend and hold Service Provider harmless against any and all Losses, as incurred, arising out of or relating to the providing or failing to provide the transitional services by such Service Provider except for Losses which are the direct and sole result of gross negligence or willful misconduct of the personnel of Service Provider.

         (b) Any claim for indemnity under this Article must be made by written notice to the indemnifying party within one year after the discovery thereof. Notwithstanding the foregoing, the indemnities contained in this Article shall survive for a period of 3 years after the Term.

Section 3.03. Indemnification Procedures. The indemnification procedures set forth in Section 6.07(b) of the Master Separation and Distribution Agreement are incorporated herein and made a part hereof for all purposes and shall govern the parties' rights and obligations with respect thereto.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.01. Limitation of Liability. Neither Service Provider nor Service Receiver shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

Section 4.02. Relationship of the Parties. It is expressly understood and agreed that in rendering the transitional services hereunder, Service Provider is acting as an independent contractor and that this Agreement does not constitute Service Provider as an employee, agent or other representative of Service Receiver for any purpose whatsoever. Service Provider does not have the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of Service Receiver, or to assume or create any obligation or liability of any kind, express or implied, on behalf of Service Receiver, or to bind Service Receiver in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of Service Receiver or to bind Service Receiver in any manner whatsoever (except as to any actions taken by Service Provider at the express written request and direction of Service Receiver).

Section 4.03. Force Majeure. In the event that Service Provider is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production





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facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of Service Provider, and if Service Provider shall have used its reasonable best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to Service Receiver, then Service Provider's performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should Service Provider fail to perform hereunder and shall have provided proper notice to Service Receiver that it is unable to perform on account of one or more reasons set forth in this section, Service Receiver may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as Service Receiver shall be reasonably required to commit to in order to obtain such replacement services.

Section 4.04. Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including without limitation by course of dealing or of performance or usage of trade) except in writing signed by the parties.

Section 4.05. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party by operation of law or otherwise without the express written consent of the other party (which consent may be granted or withheld by such party).

Section 4.06. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

Section 4.07. Entire Agreement. Other than the Master Separation and Distribution Agreement and the Ancillary Agreements, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 4.08. Notices. All notices, consents, requests, approvals and other communications provide for in this Agreement, shall be in writing and shall be deemed validly duly given when sent by confirmed fax, upon personal delivery or on the third Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other fax number or address as a party may designate to the other parties:

                  If to Atlas, to:

                  Atlas America, Inc.
                  311 Rouser Road
                  Moon Township, PA  15108
                  Fax: (412) 262-2820
                  Attention: General Counsel





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                  If to RAI, to:

                  Resource America, Inc.
                  1845 Walnut Street
                  Philadelphia, PA  19102
                  Fax: (215) 546-5005
                  Attention: General Counsel

Section 4.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.
























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IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     ATLAS AMERICA, INC.


                                                     By:
                                                     Name:
                                                     Its:

                                                     RESOURCE AMERICA, INC.



                                                     By:
                                                     Name:
                                                     Its:




























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